UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2017

NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1001 Noble Energy Way, Houston, Texas	77070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).          ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 24, 2017, Wild West Merger Sub, Inc. (“Merger Sub”), an indirect, wholly owned subsidiary of Noble Energy, Inc. (the “Company”), completed its merger (the “Merger”) with and into Clayton Williams Energy, Inc., (“CWEI”), as a result of which CWEI became an indirect wholly owned subsidiary of the Company.  The Merger was effected pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 13, 2017, by and among the Company, Merger Sub, NBL Permian LLC, an indirect, wholly owned subsidiary of the Company (“NBL Permian”), and CWEI.

Pursuant to the Merger, each share of common stock, par value $0.10 per share, of CWEI (each, a “CWEI Common Share”) issued and outstanding (other than CWEI Common Shares held in treasury and CWEI Common Shares held by stockholders who properly complied in all respects with the provisions of Section 262 of the General Corporation Law of the State of Delaware as to appraisal rights), and each unexercised warrant to purchase or otherwise acquire CWEI Common Shares (each, a “CWEI Warrant”), was converted into the right to receive, at the election of the stockholder or warrant holder, as applicable, and subject to proration as described below, one of the following forms of consideration (the “Merger Consideration”):

•
for each CWEI Common Share, one of (i) 3.7222 shares of common stock, par value $0.01 per share, of the Company (each such share, a “Company Common Share,” and such consideration, the “Share Consideration”); (ii)(A) $34.75 in cash (subject to applicable withholding tax), without interest and (B) 2.7874 Company Common Shares (the “Mixed Consideration”); or (iii) $138.39 in cash (subject to applicable withholding tax), without interest (the “Cash Consideration”); and

•
for each CWEI Warrant, one of (i) the Share Consideration in respect of the number of CWEI Common Shares that would be issued upon a cashless exercise of such CWEI Warrant immediately prior to the effective time of the Merger (“Warrant Notional Common Shares”); (ii) the Mixed Consideration in respect of the number of Warrant Notional Common Shares represented by such CWEI Warrant; or (iii) the Cash Consideration in respect of the number of Warrant Notional Common Shares represented by such CWEI Warrant.

No fractional Company Common Shares will be issued in the Merger, and holders of CWEI Common Shares will, instead, receive cash in lieu of fractional Company Common Shares, if any.  The Merger Consideration is subject to proration so that the aggregate Merger Consideration paid in respect of all CWEI Common Shares and CWEI Warrants consists of 75% Company Common Shares and 25% cash.  The Company will announce the final election and proration results once available.

On the closing date, each CWEI preferred share issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive cash in an amount equal to $1.00 (subject to applicable withholding tax), without interest.

After completion of the Merger, but as part of the same plan as the Merger, CWEI merged with and into NBL Permian with NBL Permian continuing as the surviving company.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Annex A to the Registration Statement on Form S-4/A filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 21, 2017, and is incorporated by reference in this Current Report on Form 8-K.

Item 7.01 Other Events.

On April 25, 2017, the Company issued a press release announcing the completion of the Merger. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference in this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements

The audited consolidated balance sheets of CWEI as of December 31, 2016 and 2015 and the audited consolidated statements of operations and comprehensive income (loss), shareholders’ equity, and cash flows of CWEI for the three years ended December 31, 2016, 2015 and 2014 are incorporated by reference in this Current Report on Form 8-K from CWEI’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 2, 2017.

(b) Pro Forma Financial Information

The selected unaudited pro forma condensed combined consolidated statement of operations data for the year ended December 31, 2016 has been prepared to give effect to the merger as if the merger had been completed on January 1, 2016. The selected unaudited pro forma condensed combined consolidated balance sheet data at December 31, 2016 has been prepared to give effect to the merger as if the merger had been completed on December 31, 2016. The pro forma financial information, and the related notes thereto, required to be filed under Item 9.01 of this Current Report on Form 8-K were previously filed in the Registration Statement on Form S-4/A filed by the Company with the SEC on March 21, 2017 under the caption “Summary Unaudited Pro Forma Condensed Combined Consolidated Financial Data,” and is incorporated by reference in this Current Report on Form 8-K.

(c) Exhibits.

Exhibit No.	Description
23.1	Consent of KPMG LLP.
99.1	Press Release dated April 25, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.

Date:	April 25, 2017	By:	/s/ Kenneth M. Fisher
Kenneth M. Fisher
Executive Vice President, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
23.1	Consent of KPMG LLP.
99.1	Press Release dated April 25, 2017.